THIRD AMENDMENT TO
                           SEAGULL ENERGY CORPORATION

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company"), has heretofore adopted and currently maintains the SEAGULL ENERGY CORPORATION EXECUTIVE SUPPLEMENT RETIREMENT PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of August 24, 1998;

         1. The  following  sentence  shall be added to Paragraph (1) of Section
1.01 of the Plan:

         "Notwithstanding the foregoing, for purposes of recognizing the expense of a Member's benefit under the Plan, the Member's benefit shall be deemed to accrue in accordance with the Vesting Schedule set forth in the Member's Membership Agreement."

         2. Paragraph (8) of Section 1.01 of the Plan shall be deleted and the following shall be substituted therefor:

     "(8) Compensation: Except as otherwise provided in a Member's Membership Agreement, the total of all amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed while a Member, including elective contributions made on a Member's behalf by the Company that are not includable in income under section 125 or section 402(e)(3) of the Code and elective deferrals of compensation other than incentive bonuses under a nonqualified deferred compensation program, but excluding non-cash remuneration, income incurred as a result of the exercise of stock options or stock appreciation rights, incentive bonuses or other supplemental pay (whether paid in cash or in kind) and, except as expressly included herein, Company contributions to any other deferred compensation program."

         3. The following new paragraphs (18A), (18B) and (18C) shall be added to Section 1.01 of the Plan:

         Trust:  The trust, if any, established under the Trust Agreement.

         (18B) Trust Agreement: The agreement, if any, entered into between the Company and the Trustee pursuant Article II.

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         (18C)    Trust Fund:  The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profit, and increments thereto."

         4. The  following  new  paragraph  shall be added to  Article II of the
Plan:

                  "The Committee in its sole discretion, may establish the Trust and direct the Company to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company's creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered 'insolvent' if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund."

         5. Section 5.02 of the Plan shall be deleted and the following shall be substituted therefor:

         "5.02 Competition with the Company Except as otherwise provided in a Member's Membership Agreement, if a Member engages in competitive activities against the Company and its subsidiaries to the material detriment of the Company and its subsidiaries following his termination of employment, he shall forfeit all right and entitlement to any amount of Accrued Benefit under the Plan (regardless of whether payment of same has commenced) at the time he engages in such competitive activities."

         6. The first sentence of Section 7.01 of the Plan shall be deleted and the following shall be substituted therefor:

         "The Company reserves the right to amend the Plan at any time; provided, however, that no such amendment shall deprive any Member of any Accrued Benefit under the Plan to the extent that such Member has a Vested Interest in such Accrued Benefit."

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         7. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED effective as of August 24, 1998.

                                            SEAGULL ENERGY CORPORATION

                                            By:    /s/ William L. Transier
                                            Name:  William L. Transier
                                            Title: Executive Vice President and
                                                   Chief Finanical Officer
VEHOU02:123718.1

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